UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301

Amarillo, TX 79101

(Address of principal executive offices) (zip code)

(214) 894-7855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2026, the Board of Directors of Fermi Inc. (the “Company”) approved the amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”), effective immediately. The amendment effected by the Amended and Restated Bylaws relates to the voting threshold to amend certain provisions of the Bylaws. Pursuant to revised Article IX of the Amended and Restated Bylaws, any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with, Section 3.2 (Number and Tenure of Directors) and/or Article IX (Amendments) of the Amended and Restated Bylaws by the shareholders shall require the affirmative vote of shares representing not less than seventy percent (70%) of all classes of stock of the Corporation entitled to vote in the election of directors, voting as one class.

This description of the Amended and Restated Bylaws is a summary and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached as Exhibit 3.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Fermi Inc., dated as of May 13, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2026

FERMI INC.

By:	/s/ George Wentz
Name:	George Wentz
Title:	General Counsel

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